UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 06, 2011 (Date of earliest event reported)
Joe's Jeans Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18926 (Commission File Number)	11-2928178 (IRS Employer Identification Number)

2340 S Eastern Ave (Address of principal executive offices)		90040 (Zip Code)
323.837.3700 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, Joe's Jeans Inc. (the "Company") received a letter from The Nasdaq Stock Market ("Nasdaq") on June 8, 2011 (the "June 8 Letter"), notifying it of its failure to maintain a minimum closing bid price of $1.00 over the then preceding 30 consecutive trading days for its common stock as required by Nasdaq Listing Rule 5550(a)(2) (the "Bid Price Rule"). The June 8 Letter stated that the Company had until December 5, 2011 to demonstrate compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of 10 consecutive trading days. In connection with the June 8 Letter, the Company submitted a letter to Nasdaq requesting an additional 180 period in which to regain compliance with the Bid Price Rule. The Company received a letter from Nasdaq on December 6, 2011 (the "December 6 Letter"), notifying the Company that it is eligible for an additional 180 period in which to regain compliance with the Bid Price Rule. The December 6 Letter stated that the Company has until June 4, 2012 to demonstrate compliance by maintaining a minimum closing bid price of at least $1.00 for a minimum of 10 consecutive trading days. The December 6 Letter was issued in accordance with standard Nasdaq procedures. This notification has no immediate effect on the listing of the Company's common stock at this time. The Company intends to monitor the bid price of its common stock and consider available options, including its intent to cure its deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If the Company does not regain compliance within the period, Nasdaq will provide the Company with written notification that its common stock will be delisted. At that time, the Company may appeal Nasdaq's determination to delist its common stock to the Nasdaq Hearings Panel.

A copy of the press release issued by the Company on December 12, 2011 announcing the receipt of this letter from Nasdaq is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) Compensation Arrangements

On December 6, 2011 and in connection with the Amended and Restated 2004 Stock Incentive Plan (the "Plan"), the Compensation Committee of the Company's Board of Directors approved grants of restricted stock units ("RSUs") as follows: (i) 118,644 RSUs each to Sam Furrow and Suhail Rizvi that vest on a quarterly basis over the course of 12 months; and (ii) 79,096 RSUs to Kent Savage that vest on a quarterly basis over the course of 12 months along with a cash payment of $23,333.36 to be paid in quarterly installments of $5,833.34 to cover tax obligations associated with the vesting of the RSUs. In lieu of an RSU grant, Tom O'Riordan and Kelly Hoffman will each be compensated through a cash retainer in the amount of $70,000 paid quarterly over the next twelve months. The RSUs will be subject to the terms and conditions of the Plan and applicable award agreement to be executed by each participant, a form of which will be filed. In the event of resignation from the Board prior to the end of the vesting period, any unvested RSUs or cash payments not yet made will be forfeited.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            10.1       Joe's Jeans Inc. Amended and Restated 2004 Stock Incentive Plan (filed as Appendix A to the Company's Proxy Statement filed on September 18, 2011 and incorporated herein by reference)
            99.1       Press Release of Joe's Jeans Inc. dated December 12, 2011

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2011	JOE'S JEANS INC. By: /s/ Marc Crossman Marc Crossman President & CEO

Exhibit Index
Exhibit No.	Description
10.1	Joe's Jeans Inc. Amended and Restated 2004 Stock Incentive Plan (filed as Appendix A to the Company's Proxy Statement filed on September 18, 2011 and incorporated herein by reference)
99.1	Press Release of Joe's Jeans Inc. dated December 12, 2011